EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)  promulgated  under the Securities  Exchange Act of 1934,  the  undersigned  agree to the  joint  filing  of a  Statement  on Schedule 13D  (including  any and all  amendments  thereto)  with respect to the Units of AMERICAN APPAREL, LLC and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: February 16, 2016

Goldman Sachs Asset Management, L.P,

By:	/s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS Investment Strategies, LLC

By:	/s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact